Exhibit 99.2

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The accompanying unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation (the “Company”) are presented to display the effects of the September 29, 2006 disposition of its offshore and certain south Louisiana properties on its historical financial position and operating results. Net cash proceeds received from the sale of these properties were approximately $336.1 million, reflecting $3.9 million of customary purchase price adjustments and transaction costs. These proceeds are expected to be used to repay outstanding borrowings on the Company’s revolving credit facility, pay taxes on the disposition, purchase treasury stock, and for other various working capital purposes, including expanding the 2006 capital program by $60 million. Proved reserves sold in the transaction totaled approximately 98 Bcfe on the August 1, 2006 effective date, which includes 68 Bcfe of proved reserves recorded on the Company’s books as well as an additional 30 Bcfe of proved undeveloped reserves identified in 2006 and not recorded due to the Company’s history of reconciling proved undeveloped reserves only at year-end. The assets sold had an average daily production of approximately 49.4 Mmcfe for the first seven months of 2006.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 has been prepared based on the historical condensed consolidated balance sheet of the Company assuming that the disposition closed on June 30, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 have been prepared based on the historical condensed consolidated statements of operations of the Company for such periods and assume that the transaction closed on January 1, 2005.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such disposition had occurred on the above mentioned dates. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the disposition. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

JUNE 30, 2006

(In thousands)

	Historical	Pro Forma Adjustments			Pro Forma
ASSETS
Current Assets
Cash and Cash Equivalents	$16,059		$336,144	(a)	$251,682
			(100,521	)(c)
Accounts Receivable	99,552		(2,210	)(d)	97,342
Inventories	25,956				25,956
Deferred Income Taxes	7,846				7,846
Derivative Contracts	23,111				23,111
Other	15,067				15,067

Total Current Assets	187,591		233,413		421,004
Properties and Equipment, Net (Successful Efforts Method)	1,400,110		(112,840	)(b)	1,287,270
Deferred Income Taxes	26,573				26,573
Derivative Contracts	5,836				5,836
Other Assets	7,895				7,895

	$1,628,005		$120,573		$1,748,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$122,801	$			$122,801
Current Portion of Long-Term Debt	20,000				20,000
Deferred Income Taxes	9,388				9,388
Derivative Contracts	1,254				1,254
Income Taxes Payable	32		110,942	(d)	110,974
Accrued Liabilities	36,468		(521	)(c)	35,947

Total Current Liabilities	189,943		110,421		300,364
Long-Term Debt	330,000		(100,000	)(c)	230,000
Deferred Income Taxes	320,245		(18,867	)(d)	301,378
Other Liabilities	75,733		(25,446	)(b)	50,287
Stockholders’ Equity
Common Stock	5,044				5,044
Additional Paid-in Capital	409,801				409,801
Retained Earnings	348,294		154,465	(e)	502,759
Accumulated Other Comprehensive Income	15,330				15,330
Less Treasury Stock, at Cost	(66,385)				(66,385)

Total Stockholders’ Equity	712,084		154,465		866,549

	$1,628,005		$120,573		$1,748,578

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(In thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
OPERATING REVENUES
Natural Gas Production	$296,670	$(32,838	)(f)	$263,832
Brokered Natural Gas	50,314			50,314
Crude Oil and Condensate	53,848	(25,311	)(f)	28,537
Other	4,730	(348	)(f)	4,382

	405,562	(58,497)		347,065
OPERATING EXPENSES
Brokered Natural Gas Cost	44,642			44,642
Direct Operations - Field and Pipeline	35,585	(4,693	)(f)	30,892
Exploration	26,411	(225	)(f)	26,186
Depreciation, Depletion and Amortization	64,727	(15,553	)(g)	49,174
Impairment of Unproved Properties	7,463	(1,839	)(g)	5,624
General and Administrative	27,364			27,364
Taxes Other Than Income	30,073	(4,626	)(f)	25,447

	236,265	(26,936)		209,329
Gain on Sale of Assets	211			211

INCOME FROM OPERATIONS	169,508	(31,561)		137,947
Interest Expense and Other	12,173	(2,431	)(h)	9,742

Income Before Income Taxes	157,335	(29,130)		128,205
Income Tax Expense	56,903	(11,041	)(i)	45,862

NET INCOME FROM CONTINUING OPERATIONS	$100,432	$(18,089)		$82,343

Basic Earnings Per Share	$2.06			$1.69
Diluted Earnings Per Share	$2.02			$1.66
Weighted Average Common Shares Outstanding	48,711			48,711
Diluted Common Shares	49,639			49,639

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CABOT OIL & GAS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
OPERATING REVENUES
Natural Gas Production	$499,177	$(125,972	)(f)	$373,205
Brokered Natural Gas	98,605			98,605
Crude Oil and Condensate	82,348	(60,979	)(f)	21,369
Other	2,667	(2,861	)(f)	(194)

	682,797	(189,812)		492,985
OPERATING EXPENSES
Brokered Natural Gas Cost	87,183			87,183
Direct Operations - Field and Pipeline	61,750	(6,860	)(f)	54,890
Exploration	61,840	(10,653	)(f)	51,187
Depreciation, Depletion and Amortization	108,458	(36,535	)(g)	71,923
Impairment of Unproved Properties	12,966	(3,525	)(g)	9,441
General and Administrative	37,650			37,650
Taxes Other Than Income	54,293	(9,322	)(f)	44,971

	424,140	(66,895)		357,245
Gain on Sale of Assets	74			74

INCOME FROM OPERATIONS	258,731	(122,917)		135,814
Interest Expense and Other	22,497	(2,224	)(h)	20,273

Income Before Income Taxes	236,234	(120,693)		115,541
Income Tax Expense	87,789	(45,834	)(i)	41,955

NET INCOME	$148,445	$(74,859)		$73,586

Basic Earnings Per Share	$3.04			$1.51
Diluted Earnings Per Share	$2.99			$1.48
Weighted Average Common Shares Outstanding	48,856			48,856
Diluted Common Shares	49,725			49,725

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

CABOT OIL & GAS CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The unaudited pro forma condensed consolidated balance sheet at June 30, 2006 reflects the following adjustments:

(a)	Adjustment for the net cash proceeds of $336.1 million, which is the sales price of $340 million less purchase price adjustments. Includes reduction of purchase price for $0.9 million of transaction costs.

(b)	Adjustment to eliminate the carrying value of properties which were disposed of as a result of the transaction as well as the related accumulated depreciation, depletion and amortization and asset retirement obligation at June 30, 2006.

(c)	Adjustment to reflect payment of outstanding balance of the revolving credit facility, including accrued interest totaling $0.5 million. Proceeds were used on October 2, 2006 to pay down the entire $150 million balance outstanding under the revolving credit facility as of the September 29, 2006 closing date; however, the adjustments reflect the outstanding balance of $100 million under the revolving credit facility at June 30, 2006.

(d)	Adjustment for income taxes payable associated with the gain on sale of assets and the reversal of historical deferred income taxes for disposed properties at June 30, 2006, which were calculated using the Company’s blended statutory tax rate of 37.9%. The adjustment to income taxes receivable is related to the reclassification of prior period overpayments.

(e)	Adjustment to record the estimated gain on sale of properties which has been calculated as follows:

(in millions)
Proceeds	$340.0
Less:
Purchase price adjustments	3.0
Carrying value of properties sold	112.8
Asset retirement obligation of properties sold	(25.4)
Transaction costs	0.9

Pre-tax gain	$248.7
Income taxes at 37.9%	94.3

Pro forma gain on disposition, net of tax	$154.4

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 reflect the following adjustments:

(f)	Adjustment to reverse operating revenues and direct operating expenses attributable to the properties sold. The adjustment to taxes other than income includes severance and ad valorem taxes for the properties sold. The adjustment to exploration expense reflects exploratory dry hole expense related to the disposed properties.

(g)	Adjustment for the reversal of depreciation, depletion and amortization expense for the disposed properties as well as reduced accretion expense for asset retirement obligations and impairment of unproved properties.

(h)	Adjustment to eliminate interest expense assuming full repayment of the borrowings outstanding under the revolving credit facility. Borrowings outstanding at December 31, 2005 and June 30, 2006 were $90 million and $100 million, respectively. The Company maintains its $250 million revolving credit facility for future use.

(i)	Adjustment for the income tax consequences of the pro forma adjustments at the Company’s estimated blended statutory federal and state tax rate of 37.9%.